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Exhibit 21.1

JDS Uniphase Corporation
List of Legal Entities
as of June 30, 2012

	Name of Entity	State or Other Jurisdiction of Incorporation or Organization
DOMESTIC
1	Acterna LLC	Delaware
2	Acterna WG International Holdings LLC	Delaware
3	Advanced Digital Optics, Inc.	California
4	Circadiant Systems, Inc.	Delaware
5	da Vinci Systems LLC	Delaware
6	E20 Communications Inc.	Delaware
7	JDSU Acterna Holdings LLC	Delaware
8	JDS Uniphase Corporation	Delaware
9	JDSU Label LLC	California
10	JDSU Optical Corporation	Massachusetts
11	Lightwave Electronics Corporation	California
12	OPKOR, Inc.	New York
13	Optical Coating Laboratory, LLC	Delaware
14	Photonic Power Systems, Inc.	California
15	Ramar Corporation	Massachusetts
16	SDL Optics, Inc.	Delaware
17	SDL PIRI, Inc.	Delaware
18	Test-Um, Inc.	California
19	TTC Federal Systems, Inc.	Delaware
20	TTC International Holdings Inc.	Delaware
INTERNATIONAL
21	Acterna France SAS	France
22	Acterna Investments Ltd.	Guernsey
23	Agility Communications Europe Limited	United Kingdom
24	Casabyte Limited	United Kingdom
25	da Vinci Technologies Pte Ltd.	Singapore
26	Dyaptive Systems Incorporated	Canada
27	Dynatech Hong Kong Limited	Hong Kong
28	Flex Co., Ltd.	Beijing
29	JDS Uniphase (Barbados) Inc.	Barbados
30	JDS Uniphase (Israel) Limited	Israel
31	JDS Uniphase KK	Japan
32	JDS Uniphase Asia Ltd.	Hong Kong
33	JDS Uniphase Canada Ltd	Canada
34	JDSU Communication Technology (Shenzhen) Co. Ltd	China
35	JDS Uniphase France, S.A.S.	France
36	JDS Uniphase Inc.	Canada
37	JDS Uniphase Nova Scotia Company	Nova Scotia
38	JDS Uniphase Singapore Pte Limited	Singapore
39	JDSU (Beijing) Ltd	Beijing
40	JDSU (Greater China) Ltd	Hong Kong
41	JDSU (Hong Kong) Ltd.	Hong Kong
42	JDSU AOT (Suzhou) Ltd	China
43	JDSU Australia Pty Ltd.	Australia

	Name of Entity	State or Other Jurisdiction of Incorporation or Organization
INTERNATIONAL (continued)
44	JDSU Austria GmbH	Austria
45	JDSU Benelux B.V.	Netherlands
46	JDSU de Mexico S.A. de C.V.	Mexico
47	JDSU Deutschland GmbH	Germany
48	JDSU do Brasil Ltda. & Cia	Brazil
49	JDSU Haberlesme Test ve Ölçüm Teknolojileri Tic. Ltd. Sti.	Turkey
50	JDSU Holdings GmbH	Germany
51	JDSU India Pvt. Ltd.	India
52	JDSU International GmbH	Germany
53	JDSU Italia s.r.l.	Italy
54	JDSU Korea Ltd	Korea
55	JDSU Malaysia Sdn Bhd	Malaysia
56	JDSU Nordic AB	Sweden
57	JDSU Polska Sp.z.o.o.	Poland
58	JDSU Schweiz AG	Switzerland
59	JDSU Singapore Pte Ltd	Singapore
60	JDSU Spain S.A.	Spain
61	JDSU T&M Japan KK	Japan
62	JDSU T&M Singapore Pte Ltd	Singapore
63	JDSU UK Ltd.	United Kingdom
64	JDSU World Holdings GmbH & Co. KG	Germany
65	TTC Asia Pacific Ltd.	Hong Kong

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JDS Uniphase Corporation List of Legal Entities as of June 30, 2012